UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2017

1347 PROPERTY INSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36366	46-1119100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1511 N. Westshore Blvd., Suite 870, Tampa, FL 33607
(Address of principal executive offices, including Zip Code)

(813) 579-6213

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark weather the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of 1347 Property Insurance Holdings, Inc. (the “Company”) was held on May 25, 2017. At the Annual Meeting a total of 5,598,075 shares were present in person or by proxy, and the Company’s stockholders acted upon the following matters: (i) the election of three Class III members of the Board of Directors to serve terms ending at the Company’s 2020 Annual Meeting, and (ii) the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The Company’s stockholders approved both of these proposals. The following is a summary of the voting results for each matter presented to stockholders.

Proposal No. 1 – Election of Directors.

Name	Shares For	Shares Withheld	Broker Non-Votes
Larry G. Swets, Jr.	3,404,219	1,146,024	1,047,832
Scott D. Wollney	3,486,661	1,063,582	1,047,832
D. Kyle Cerminara	3,404,119	1,146,124	1,047,832

The other members of the Board of Directors whose terms of office continued after the Annual Meeting were: Douglas N. Raucy, Joshua S. Horowitz, Dennis A. Wong, and Lewis M. Johnson.

Proposal No. 2 – To Ratify the Appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2017.

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
5,558,386	35,113	4,576	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2017

1347 PROPERTY INSURANCE HOLDINGS, INC.

By:	/s/ John S. Hill
John S. Hill Vice President and Chief Financial Officer